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                                                                   Exhibit 23(i)


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Employees' Stock Purchase Plan of United Dominion Realty Trust, Inc. of our report dated January 31, 2001, with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                        Ernst & Young LLP


Richmond, Virginia
April 5, 2001